Exhibit 99.1

FOR IMMEDIATE RELEASE

First Data Announces $3.5 Billion Private Placement Led By KKR

Private Placement Follows Transformative Year Under New Management Team

Technology and Innovation Drives Vision for Client Business Growth
Built on Platform of Powerful Global Partnerships and Alliances

Substantial Equity Raise Results in Annual Interest Savings of $375 Million

ATLANTA, June 19, 2014 — Marking a year of significant transformation under its new management team, First Data Corporation today announced that First Data Holdings Inc., the direct parent company of First Data, has received commitments to purchase approximately $3.5 billion of its common equity in a private placement. The net proceeds from the private placement will be used to strengthen the company’s balance sheet through repaying portions of its debt, allowing the company to focus additional capital on accelerating its transformation to a solutions and innovation company that helps First Data clients grow their businesses.

The $3.5 billion comprising the private placement announced today includes $1.5 billion from existing investors and $2.0 billion from new investors, including a diverse group of pension funds, mutual funds, asset managers and wealthy individuals. KKR provided approximately $1.2 billion, including $500 million from its 2006 Fund and $700 million from its balance sheet. Upon close of the transaction, KKR’s balance sheet will have approximately $1.0 billion invested in First Data’s equity, through general partner and limited partner interests.

“We have taken full advantage of the last 12 months to strengthen our company through a total focus on serving our clients and bringing them new innovations that help them grow their business,” said Frank Bisignano. “The enthusiastic response to our strategic vision and the resulting $3.5 billion investment in the future of First Data, demonstrates confidence in the strategy on which we’ve embarked and validates the outstanding work of our 23,000 employee-shareholders. The new investment will unlock $375 million per year to help us accelerate our transformation,” Bisignano added.

The private placement follows the first year of leadership under Chairman and CEO Frank Bisignano, during which the management team of First Data has implemented a comprehensive shift in the company’s vision for the future, corporate culture and client focus, transforming it from a payments processor to a collaborative solutions provider that partners with clients of all sizes. Clients that partner with First Data to help grow their businesses include thousands of financial institutions and millions of small-, medium- and large-sized businesses, from Main Street shops to the world’s largest corporations.

“We are pleased to be joined by several investors who saw, as we do, that Frank’s team is able to successfully combine First Data’s existing unique assets with cutting-edge technology that we believe will take the company to the next level in the months and years ahead,” said Henry Kravis, Co-Chief Executive Officer and Co-Chairman of KKR and a member of First Data’s Board of Directors. “Over the last year, the company has made great strides to solidify its role as a provider of solutions to its clients who span the globe.”

Over the past year, First Data has used its market-leading position, with operations in 35 countries, to bring to market client-focused products that build on its unrivaled infrastructure, scale, partnerships and distribution network. With increased speed of product delivery, the company has harnessed its ability to create and deploy next-generation commerce solutions for its merchant clients and financial institution partners, built on powerful new hardware and software platforms with embedded data and analytics.

Among the achievements of the last year, aligned with the vision for a “New First Data,” the company strengthened its capital structure, extended equity to all employees and attracted new talent through the addition of key executives.

To help clients grow their business, First Data launched new value-added commerce solutions, such as the Clover™ Station, Perka™ and InsighticsSM. Clover™ Station is First Data’s new cloud-based business control and payment platform that puts a powerful business application marketplace at the merchant’s fingertips. Perka™ is the company’s mobile marketing and consumer loyalty platform that helps small to medium-sized merchants engage their customers with location-based smartphone apps. InsighticsSM creates business intelligence analytics for merchants to drive additional revenue.

Additionally, First Data over the past 12 months has announced a series of strategic partnerships, made investments in and partnered with innovative start-ups, entered the Brazilian market, and continues to invest in expanding the capabilities of the STAR® Network, its leading debit network.

All of these achievements were built on top of First Data’s trophy asset, its proprietary critical infrastructure that links merchants and issuers, at scale, around the world.

Shares of the common equity have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the common equity in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

KKR Capital Markets acted as sole private placement agent for First Data. The transaction is expected to close on or about July 11, 2014, subject to customary closing conditions.

About First Data

Around the world, every second of every day, First Data makes payment transactions secure, fast and easy for merchants, financial institutions and their customers. First Data leverages its vast product portfolio and expertise to drive client revenue and profitability. Whether the choice of payment is by debit or credit card, gift card, check or mobile phone, online or at the checkout counter, First Data takes every opportunity to go beyond the transaction. More information about the company is available on FirstData.com as well as on Twitter, LinkedIn and YouTube.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE:KKR), please visit KKR’s website at www.kkr.com.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements.” You can identify forward-looking statements because they contain words such as “believes” and “expects.” Forward-looking statements are based on the Company’s current expectations and assumptions.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the caption “Risk Factors.”

Media Contacts

Nancy Etheredge

+ 1 402-222-6214

nancy.etheredge@firstdata.com

Kristi Huller

+ 1 212-750-8300
Kristi.Huller@kkr.com

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